September 28, 2010

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

We have read Item 4.01 included in the Form 8-K dated August 6, 2010 of STRATEGIC AMERICAN OIL CORPORATION to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in paragraphs 1 and 3. We have no basis to agree or disagree with the statements contained in paragraph 2.

Sincerely,

/s/ "DMCL"

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED ACCOUNTANTS